Exhibit 99.3

Quarterly Depreciation & Amortization Expense and Capital Expenditures by Segment
for 2015, 2014 & 2013

(In Thousands)	First Quarter 2015	Second Quarter 2015	Third Quarter 2015
Depreciation & Amortization Expense
PE Films	$4,115	$3,780	$4,297
Flexible Packaging Films	2,665	2,548	2,272
Aluminum Extrusions	2,405	2,429	2,453
General Corporate	27	26	28
Total Depreciation & Amortization Expense	$9,212	$8,783	$9,050
Capital Expenditures
PE Films	$4,376	$3,284	$6,097
Flexible Packaging Films	637	747	1,125
Aluminum Extrusions	2,804	2,510	1,802
General Corporate	—	—	—
Total Capital Expenditures	$7,817	$6,541	$9,024

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014
Depreciation & Amortization Expense
PE Films	$5,632	$6,016	$4,988	$4,765
Flexible Packaging Films	2,097	2,214	2,216	2,802
Aluminum Extrusions	2,387	2,581	2,591	2,415
General Corporate	30	28	28	28
Total Depreciation & Amortization Expense	$10,146	$10,839	$9,823	$10,010
Capital Expenditures
PE Films	$1,999	$4,109	$4,725	$6,167
Flexible Packaging Films	6,125	6,610	3,830	5,241
Aluminum Extrusions	2,029	2,012	1,148	903
General Corporate	—	—	—	—
Total Capital Expenditures	$10,153	$12,731	$9,703	$12,311

	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013
Depreciation & Amortization Expense
PE Films	$6,368	$7,044	$6,017	$6,229
Flexible Packaging Films	2,564	2,528	2,359	2,223
Aluminum Extrusions	2,302	2,278	2,295	2,327
General Corporate	19	32	35	35
Total Depreciation & Amortization Expense	$11,253	$11,882	$10,706	$10,814
Capital Expenditures
PE Films	$1,280	$4,347	$3,905	$6,083
Flexible Packaging Films	8,158	16,245	13,257	11,592
Aluminum Extrusions	900	3,690	2,930	7,222
General Corporate	6	16	—	30
Total Capital Expenditures	$10,344	$24,298	$20,092	$24,927